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                                                                   Exhibit 99.16

                               Powers of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert or James McKee (with power of substitution) as his true and lawful attorney-in-fact to make, execute and sign all amendments and supplements to the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 of THE GABELLI GLOBAL HEALTHCARE & WELLNESS(Rx) TRUST (the "Fund") and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of common shares of beneficial interest, par value $0.001 per share of the Fund, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand this 22nd day of February, 2007.


/s/ Thomas E. Bratter                        /s/ Vincent D. Enright
---------------------                        ----------------------
Thomas E. Bratter                            Vincent D. Enright
Trustee                                      Trustee


/s/ Anthony J. Colavita                      /s/ Mario J. Gabelli
-----------------------                      --------------------
Anthony J. Colavita                          Mario J. Gabelli
Trustee                                      Trustee


/s/ James P. Conn                            /s/ Robert C. Kolodny
------------------                           ---------------------
James P. Conn                                Robert C. Kolodny
Trustee                                      Trustee


/s/ Salvatore J. Zizza                       /s/ Anthonie C. van Ekris
----------------------                       -------------------------
Salvatore J. Zizza                           Anthonie C. van Ekris
Trustee                                      Trustee